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                                                                    EXHIBIT 1

        The undersigned agree that the foregoing Amendment to Schedule 13D dated February 18, 1997, is being filed with the Securities and Exchange Commission on behalf of each of S.A. Louis Dreyfus et Cie., a corporation organized under the laws of France, Louis Dreyfus Holding Company Inc., a Delaware corporation, Louis Dreyfus Commercial Activities Inc., a Delaware corporation, and Louis Dreyfus Natural Gas Holdings Corp., a Delaware corporation.


                                       S.A. Louis Dreyfus et Cie.


February 18, 1997                      By: /s/ Gerard Louis-Dreyfus
                                          -----------------------------------
                                          Gerard Louis-Dreyfus
                                          Chairman


                                       Louis Dreyfus Holding Company Inc.


February 18, 1997                      By: /s/ Thomas Scheuer
                                          -----------------------------------
                                          Thomas Scheuer
                                          Vice President


                                       Louis Dreyfus Commercial Activities Inc.


February 18, 1997                      By: /s/ Peter B. Griffin
                                          -----------------------------------
                                          Peter B. Griffin
                                          Vice President


                                       Louis Dreyfus Natural Gas Holdings Corp.


February 18, 1997                      By: /s/ Connie S. Linhart
                                          -----------------------------------
                                          Connie S. Linhart
                                          President and Treasurer